UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-183886	59-3564984
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11095 Flintkote Avenue, Suite D

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment No. 1 to Amended and Restated Stock Incentive Plan

On December 16, 2013, the Board of Directors of Ignyta, Inc. (the “Company”) approved Amendment No. 1 to the Ignyta, Inc. Amended and Restated 2011 Stock Incentive Plan (as amended, the “Ignyta Plan”). Generally, the Ignyta Plan permits the grant of a variety of forms of compensatory equity awards to employees, directors and/or consultants of the Company or its affiliated companies. Amendment No. 1 to the Ignyta Plan increases the total number of shares of the Company’s common stock available for issuance under the Ignyta Plan from 712,652 shares to 2,712,652 shares. Such amendment became effective on December 16, 2013 upon the approval thereof by the Company’s Board of Directors.

2014 Executive Officer Compensation Arrangements

On December 16, 2013, the independent members of the Company’s Board of Directors approved the compensation arrangements set forth below for Dr. Jonathan Lim, its President and Chief Executive Officer, and Mr. Zachary Hornby, its Chief Financial Officer and Vice President, Corporate Development. Such compensation arrangements will become effective as of January 1, 2014.

	Annual Base Salary	Annual Cash Bonus Target (2)
Jonathan Lim, President and Chief Executive Officer (1)	$410,000	50%
Zachary Hornby, Chief Financial Officer, Vice President, Corporate Development (1)	$275,000	35%

(1)	In addition to cash compensation, each of Dr. Lim and Mr. Hornby will be eligible to receive grants of equity awards under the Ignyta Plan or any other equity compensation plan the Company’s Board of Directors may approve and adopt in the future, subject to the discretion of the Board of Directors. In the event of a grant of any such equity award, the type of award, amount of shares subject to the award, vesting schedule and all other terms thereof will be subject to the discretion and approval of the Company’s Board of Directors. Each of Dr. Lim and Mr. Hornby serves in his positions with the Company as an “at will” employee, and will not have a formal employment agreement with the Company unless and until its Board of Directors, or a committee thereof, and the applicable executive officer approve the terms of any such agreement. As a result, the amount of each of Dr. Lim’s and Mr. Hornby’s annual base salary, cash or other bonus compensation, equity compensation or any other form of compensation he may receive may be modified at any time at the discretion of the Company’s Board of Directors.
(2)	Expressed as a percentage of the applicable executive officer’s annual base salary. The amount represents a target cash bonus amount, eligibility for all or a portion of which will be subject to (i) the applicable executive officer’s achievement of a minimum of 60% of specified performance objectives, determined annually by the independent members of the Company’s Board of Directors, and (ii) the discretion of the independent members of the Company’s Board of Directors to approve bonus amounts that are higher or lower than the stated target.

Consistent with the compensation arrangements described above, on December 16, 2013, the independent members of the Company’s Board of Directors also approved the grant to Dr. Lim and Mr. Hornby of the equity awards described below under the Ignyta Plan, pursuant to stock option award agreements substantially consistent with the form of stock option award agreement under the Ignyta Plan previously approved by the Company’s Board of Directors.

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Dr. Lim was granted a stock option to purchase up to 400,000 shares of the Company’s common stock at an exercise price of $6.00 per share. The stock option has a term of 10 years and will generally be forfeited if not exercised before the expiration of that term, or, if earlier, after the three-month period following the date of termination of Dr. Lim’s employment with the Company. The stock option vests pursuant to the following schedule, subject to Dr. Lim’s continued service for the Company through each vesting date: 25% of the shares subject to the award will vest on December 2, 2014, and 1/36 of the remaining shares subject to the award will vest on each monthly anniversary thereafter.

•	Mr. Hornby was granted a stock option to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $6.00 per share. The stock option has a term of 10 years and will generally be forfeited if not exercised before the expiration of that term, or, if earlier, after the three-month period following the date of termination of Mr. Hornby’s employment with the Company. The stock option vests pursuant to the following schedule, subject to Mr. Hornby’s continued service for the Company through each vesting date: 25% of the shares subject to the award will vest on December 2, 2014, and 1/36 of the remaining shares subject to the award will vest on each monthly anniversary thereafter.

Severance Plan

On December 16, 2013, the Company’s Board of Directors approved and adopted the Ignyta, Inc. 2013 Severance and Change in Control Severance Plan (the “Severance Plan”) for the benefit of certain employees of the Company or any of its parents or subsidiaries as designated by the Board of Directors (each, a “Covered Employee”). The Company’s Board of Directors adopted the Severance Plan to provide assurances of specified severance benefits to Covered Employees whose employment is subject to involuntary termination by the Company other than for Cause (as defined in the Severance Plan) under the circumstances described in the Severance Plan, including, but not limited to, following a Change in Control (as defined in the Severance Plan). The severance benefits each Covered Employee could become entitled to receive under the Severance Plan are determined pursuant to each Covered Employee’s classification as a Tier 1 Covered Employee, Tier 2 Covered Employee or Tier 3 Covered Employee (each as defined in the Severance Plan). Covered Employees are classified as follows:

•	“Tier 1 Covered Employee” means the Company’s Chief Executive Officer, which currently consists of Jonathan Lim, its President and Chief Executive Officer.

•	“Tier 2 Covered Employee” means a C-level employee of the Company who has been designated by the Company’s Board of Directors as eligible to participate in the Severance Plan. This category currently includes Zachary Hornby, the Company’s Chief Financial Officer.

•	“Tier 3 Covered Employee” means a Vice President-level employee of the Company who has been designated by the Company’s Board of Directors as eligible to participate in the Severance Plan. This category currently includes Jean-Michel Vernier, the Company’s Vice President, Medicinal Chemistry.

Pursuant to the Severance Plan, if, at any time before or after the 12-month period beginning on the date of a Change in Control, the Company (or any of its parents or subsidiaries) terminates a Covered Employee’s employment other than for Cause (and other than due to death or Disability (as defined in the Severance Plan)), then the Covered Employee will be entitled to receive the following severance benefits, subject to his or her execution of a release of claims and compliance with certain restrictive covenants, including with respect to non-solicitation and non-disparagement:

•	Continued payment of Base Pay (as defined in the Severance Plan) for 12 months, nine months or six months following termination in the case of a Tier 1, Tier 2 or Tier 3 Covered Employee, respectively; and

•	Company-paid COBRA coverage for 12 months, nine months or six months following termination in the case of a Tier 1, Tier 2 or Tier 3 Covered Employee, respectively.

Pursuant to the Severance Plan, if, at any time on or within the 12 month period following a Change in Control, the Company (or any of its parents or subsidiaries) terminates a Covered Employee’s employment other than for Cause (and other than due to death or Disability), then the Covered Employee will be entitled to receive the following severance benefits, subject to his or her execution of a release of claims and compliance with certain restrictive covenants, including with respect to non-solicitation and non-disparagement:

•	The following aggregate cash amount paid in installments over the following time period:

•	In the case of a Tier 1 Covered Employee, the sum of 1.5 times annualized Base Pay and 1.5 times Target Bonus (each as defined in the Severance Plan) paid in equal installments over the 18-month period following termination;

•	In the case of a Tier 2 Covered Employee, the sum of 1.0 times annualized Base Pay and 1.0 times Target Bonus paid in equal installments over the 12-month period following termination; or

•	In the case of a Tier 3 Covered Employee, the sum of 0.75 times annualized Base Pay and 0.75 times Target Bonus paid in equal installments over the nine-month period following termination.

•	Company-paid COBRA coverage for 18 months, 12 months or nine months following termination in the case of a Tier 1, Tier 2 or Tier 3 Covered Employee, respectively.

•	100% accelerated vesting of the Covered Employee’s Equity Compensation Awards (as defined in the Severance Plan).

The severance benefits prescribed by the Severance Plan are subject to a Section 280G better-of cutback provision, which provides that, in the event that the benefits provided to the Covered Employee pursuant to the Severance Plan or otherwise constitute parachute payments with the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Covered Employee’s severance benefits under the Severance Plan will either be delivered in full or reduced to the extent necessary to avoid an excise tax under Section 4999 of the Code, whichever would result in the Covered Employee receiving the largest amount of severance benefits on an after-tax basis.

The Severance Plan has an initial term of three years commencing on December 16, 2013 and will automatically terminate on the third anniversary thereof unless otherwise extended by the Company’s Board of Directors.

The foregoing is only a brief description of the Ignyta Plan, as amended by Amendment No. 1 thereto, and the Severance Plan, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the those documents, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Ignyta, Inc. Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2013).

10.2	Amendment No. 1 to the Ignyta, Inc. Amended and Restated 2011 Stock Incentive Plan.

10.3	Ignyta, Inc. Severance and Change in Control Severance Plan and Summary Plan Description.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2013	IGNYTA, INC.

	By:	/s/ Jonathan Lim, M.D.
	Name: Title:	Jonathan Lim, M.D. President, Chief Executive Officer

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